




KODAK PORTA FF1 2010TX



THE ACCLAIMED MEDIA ARCHIVE FEATURING THE 20TH CENTURY'S MOST ICONIC MAGAZINES AND THE CREATIVE MINDS BEHIND THEM


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omni

COLLECTION CONTENTS

The OG Collection features published and unpublished content surrounding the landmark events and famed figures of the 20th century, providing a unique view into the cultural zeitgeist then and now.



150,000 published & unpublished images in original format



25,000 original drawings, sketches, cartoons & artwork



3,500 hours of original footage in VHS, Super 8 film, and DVD formats


PENTHOUSE

5,000 mastheads, magazines, stories, unpublished scripts & production materials



1,000s of records from archives of General Media, Inc. and Bob Guccione's personal estate

PORTFOLIO AND APPRAISED VALUE

In 2016, an *Authentication and Appraisal of Artworks* was conducted by Borghi Fine Art focused on the value of the photographs and artworks in the collection

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Value per slide in 2016 was estimated at **$60-80**, and up to **$75-100** for original slides taken by Bob Guccione himself

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Has historically supported up to $5MM in asset-based lending (ABL)

Updated appraisal currently underway by Giles Moon* to capture the full potential value of the collection

*Giles Moon, an expert in music & entertainment memorabilia appraisals, has handled the sales of collections from the estates of Whitney Houston, Johnny Cash, and Jerry Garcia, and is currently a collectibles appraiser on the PBS' *Antiques Roadshow*.


TRANSPARENCIES
PROCESSED BY Kodak
KODACHROME TRANSPARENCIES
PROCESSED IN CANADA BY
Kodak
Processed by Kodak



HISTORICAL SALES

A strong community of enthusiasts, collectors, archivists, and others have nurtured the OG Collection's intellectual and business value over the last eight years. Having successfully conducted over 100 auctions, the OG Collection has amassed a powerful foundation of first-party data which works to further elevate the value of the assets.

Online auction houses we've partnered with:

ebay EVERY THING BUT THE HOUSE liveauctioneers

ASSET TYPE	AVERAGE SOLD PRICE	INVENTORY QUANTITY	ESTIMATED VALUE
35MM SLIDES	$68	80,000	$5,440,000
120MM SLIDES	$94	15,000	$1,410,000
SKETCHES & ART	$100	25,000	$2,500,000
TOTAL			**$9,350,000**

HISTORICAL MEDIA & IP

Media projects exemplify the scope of hidden histories and untold stories captured within the collection. Our production partnerships have spanned film, books, and media collaborations.


VICE

Vice Magazine: The Guccione Archives Issue (2013)
In 2013, Vice magazine released a September issue exclusively culled from the archives of Bob Guccione Sr.



The Mind's Eye: The Art of OMNI (2014)
An art book celebrating the remarkable creators who contributed to the most innovative and artistic science-fiction magazine in publishing history.


FILTHY GORGEOUS

Filthy Gorgeous: The Bob Guccione Story (2014)
A documentary chronicling the rise and dramatic fall of media magnate and Penthouse kingpin Bob Guccione. Premiered at the Toronto Film Festival in 2013.


NO ONE'S PET

No One's Pet: The Autobiography of Sheila Kennedy (2016)
This 2016 memoir reveals the inner workings of Guccione's private life through the lens of former Penthouse Pet Sheila Kennedy, providing a unique perspective on a historically important period in pop culture. Numerous adaptations are currently in the works.

FUTURE INTELLECTUAL PROPERTY

Book-to-film screenplay adaptation of *No One's Pet: The Autobiography of Sheila Kennedy*; ongoing discussions with distribution and streaming platforms.

New book releases in the spirit of the original *No One's Pet*; multi-part series featuring Kennedy's fellow Penthouse Pets and other notable names from the era. Discussions are ongoing with publishing houses and talent.

Podcast series uncovering the hidden stories and untold histories buried in the pages of Guccione's iconic publications. Podcast will leverage existing partnerships in the space (i.e. Pod People) and include interviews with original magazine contributors.

Studio 96; an interactive fine art book infused with cutting-edge augmented reality (AR) technology, bringing our iconic art collection to life.

Pop-up galleries creating the opportunity to showcase the collection to the public while generating retail sales from prints and other predetermined consumer related products.



WEB 3.0

The emerging NFT market offers a unique opportunity to expand the Collection's reach into the digital space with the introduction of the OG Gallery, a proprietary online NFT marketplace.

The OG Gallery has launched 10 successful NFT drops featuring notable assets from the OG Collection archive including 'The Donald Trump Pictures' and 'The Madonna Pictures.'

Future plans to open virtual gallery in Decentraland, envisioned as a digital home to showcase the OG Gallery and host experiential events.

Purchased cryptocurrencies including Ethereum, Polygon, and Mana to fund the OG Collection's future Web 3.0 initiatives.

VISIT THE OG GALLERY



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OG GALLERY
Combining NFTs and museum-quality framed fine art from the archives of artist Bob Guccione and his creations: Penthouse, OMNI, and Viva magazines.
EXPLORE NFT DROPS

STRATEGIC FINANCING PLAN

PHASE 1

$1MM asset-backed loan with Warrant coverage and option to convert upon completion of Phase 2.

PHASE 2

Pricing of 1.2MM of the company's 2MM authorized shares and simultaneous listing of OG Collection, Inc. on the OTCQB. Implied value $5-10 MM, pricing TBD after completion of updated appraisal of physical collection, media library, and IP opportunities.

FINANCIALS

By combining multiple facets of the OG Collection, we have created a blueprint for maintaining and increasing awareness and value for the overall archive. There is a path to monetizing the collection while championing public access and creative interpretations.

OPERATIONAL EXPENSES

Payroll
Technology
Rent
Insurance
Misc.

TOTAL: $360,000

REVENUES

Web 3.0 Sales
Inventory Sales
Reproduction Sales
Apparel Sales
Licensing

TOTAL: $400,000

CURRENT BALANCE SHEET

Cash
Crypto
NFT Assets
Digital Real Estate
Physical Archive

TOTAL: $6-10MM

MANAGEMENT & ARCHIVAL TEAM

Martha Ball, M.L.I.S. (Processing Archivist/Management)

An emerging archivist specializing in the conscientious archiving of mixed format materials, with a particular focus on unearthing the stories and histories of women. Martha's previous archival work includes the collections of The Schlesinger Library on the History of Women in America at Harvard's Radcliffe Institute, the Smithsonian Libraries and Archives, and the D.C. Punk Archive.

Erica Wagner (Management)

A celebrated author, critic, and former literary editor for *The London Times*. Erica has spent 30 years working with literary teams in institutional environments, developing a keen expertise in nuanced storytelling that brings history into the dynamic present.

Parker Fishel, M.S.I.S. (Senior Archivist, Advisory Board)

An archivist and curator who has spent the last decade preserving and celebrating popular music collections. Most prominently he has worked extensively with the Bob Dylan Archive® as well as the Grammy Award-winning Bootleg Series releases that explore the collection.

Jenifer Monger, M.S.I.S., D.A.S., A.D., (Senior Archivist, Advisory Board)

A professional archivist for over 15 years focused on engaging communities and promoting responsible collections stewardship to foster a rich understanding of archival collections. She is currently the Assistant Institute Archivist at Rensselaer Polytechnic Institute with roots in the curatorial and museum collections management sector.





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KODAK PORTA FF 1 2010TX





KODAK TX
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For more information, please contact info@og.gallery



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omni
JANUARY 1981